EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Aristotle Funds Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Aristotle Funds Series Trust for the year ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Aristotle Funds Series Trust for the stated period.

/s/ Richard Schweitzer	/s/ Joshua B. Schwab
Richard Schweitzer Principal Executive Officer, Aristotle Funds Series Trust	Joshua B. Schwab Principal Financial Officer, Aristotle Funds Series Trust

Dated:	5/28/26	Dated:	5/28/26

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Aristotle Funds Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.